INDOOR HARVEST CORP. 8-K

Exhibit 10.1

Indoor Harvest, Corp. 5300 East Freeway Suite A Houston, TX 77020 Tel 832-649-3998 grow@indoorharvest.com www.indoorharvest.com

Rick Gutshall

7716 Orisha Drive

Austin, TX 78739

Phone: 512-736-4237

Email: rgutshall@indoorharvest.com

December 13, 2017

Dear Board of Directors:

In my role as Chief Financial Officer for Indoor Harvest Corp, I am pleased to provide my resignation, effective January 1, 2018, due to Annette Knebel being appointed Chief Financial Officer for Indoor Harvest. I remain Interim CEO as well as a member of the Indoor Harvest Board of Directors.1 I look forward to continuing to help the Company's business plans succeed in the future.

Sincerely,

Rick Gutshall